SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
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CARDIAC SCIENCE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARDIAC SCIENCE, INC.
16931 Millikan Avenue
Irvine, CA 92606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 9, 2002

TO THE STOCKHOLDERS OF CARDIAC SCIENCE, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of CARDIAC SCIENCE, INC., a Delaware corporation (the “Company”), will be held on September 9, 2002, at 10:00 A.M., local time, at the Hyatt Regency Irvine, located at 17900 Jamboree Road, Irvine, California 92614, for the following purposes:

ANNUAL MEETING PROPOSALS

1.
To amend our Restated Certificate of Incorporation, as amended, to increase our authorized shares of Common Stock from 100,000,000 shares to 160,000,000 shares, to provide for the Company’s future working capital and for other corporate uses.

2.	To elect seven members to the board of directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

3.
To approve an amendment to our 1997 Stock Option/Stock Issuance Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 8,800,000 shares to 11,000,000 shares in order to provide an adequate pool of stock options for existing and future employees.

4.	To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2002.

5.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Management is aware of no other business which will come before the Annual Meeting.

The Board of Directors has fixed the close of business on July 22, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Roderick de Greef
Secretary

Irvine, California
July 22, 2002

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

i

CARDIAC SCIENCE, INC.
16931 Millikan Avenue
Irvine, CA 92606

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 9, 2002

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cardiac Science, Inc., a Delaware corporation (the “Company”), of proxies to be voted at the Annual Meeting of Stockholders to be held on September 9, 2002, at 10:00 A.M., local time, or at any postponements or adjournments thereof (the “Annual Meeting”), at the Hyatt Regency Irvine, located at 17900 Jamboree Road, Irvine, California 92614.

A form of proxy is enclosed for use at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Company (Attention: Roderick de Greef, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted (i) to amend the Company’s Restated Certificate of Incorporation, as amended, to increase the authorized shares of Company’s Common Stock from 100,000,000 shares to 160,000,000 shares, (ii) for the election of the nominees for director named in this Proxy Statement, (iii) for approval of the amendment to the Company’s 1997 Stock Option/Stock Issuance Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 8,800,000 shares to 11,000,000 shares, (iv) for ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2002, and (v) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

The proxy solicitation materials are being mailed on or about July 31 to all stockholders entitled to vote at the Annual Meeting. The cost of soliciting proxies will be borne by the Company. Regular employees, officers, and directors of the Company may solicit proxies in person, by telephone, or by mail. No additional compensation will be given to employees, officers, or directors for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy solicitation materials to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding proxy solicitation materials to such beneficial owners.

Stockholders of record at the close of business on July 22 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 67,294,833 shares of Common Stock were issued and outstanding.

Holders of shares of Common Stock are entitled to one vote per share on all matters to come before the Annual Meeting. The holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to be voted at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Abstentions and broker non-votes shall be included in the determination of the number of shares present at the Annual Meeting and for the purpose of determining whether a quorum is present, and each shall be tabulated separately. Abstentions and broker non-votes shall not be counted in determining whether a nominee is elected. In determining whether a proposal has been approved, an abstention or a broker or other non-vote will have the same effect as a vote against the proposal.

PROPOSAL NO. 1

PROPOSAL TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION,
AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM
100,000,000 SHARES TO 160,000,000 SHARES

The Board of Directors has adopted a resolution authorizing an amendment to the Company’s Restated Certificate of Incorporation, as amended, (the “Restated Certificate”) to increase the authorized number of shares of Common Stock from 100,000,000 shares to 160,000,000 shares. The proposed amendment is subject to approval of a majority of the Company’s stockholders. The Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership thereof. Thus, the issuances of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of stockholders. Each of the additional authorized shares of Common Stock will have the same rights and privileges as the currently authorized Common Stock.

The following proposed amendment will modify the first paragraph of the Fourth Article of the Restated Certificate to read as follows:

“FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 160,000,000 shares of Common Stock, each having a par value of $.001, and 1,000,000 shares of Preferred Stock, each having a par value of $.001.”

The Company is currently authorized to issue 101,000,000 shares of capital stock, of which 100,000,000 shares are designated as Common Stock and 1,000,000 shares are designated as Preferred Stock. The proposed amendment would increase the total number of shares of authorized capital stock to 161,000,000 shares and the number of shares of Common Stock authorized to 160,000,000. During 2001, we issued 42,776,303 shares of Common Stock. As of June 21, 2002, 67,272,857 shares of Common Stock were issued and outstanding, 8,285,050 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and for issuance of shares under our Amended 1997 Stock Option/Issuance Plan, and 14,091,101 shares were reserved for issuance upon exercise of outstanding warrants. As of June 21, 2002, no shares of Preferred Stock were issued and outstanding, and the proposed amendment would not change the authorized number of shares of Preferred Stock. If the proposed amendment is adopted, it will become effective upon the filing of the proposed amendment with the Delaware Secretary of State.

The Board of Directors deems it advisable and in the Company’s best interest to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company’s future needs. These additional shares may result in dilution to our current stockholders and could result in diluting earnings per share and book value per share, which could adversely affect our stockholders. Additional shares will be available for issuance from time to time by the Company at the discretion of the Board of Directors without further authorization by vote of the stockholders unless such authorization is otherwise required by applicable law or regulation. These shares may be issued for any proper corporate purpose including, without limitation, debt reduction, acquiring other businesses in exchange for shares of Common Stock; entering into joint venture arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; stock splits or stock dividends; raising capital through the sale of Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options or use of stock-based plans. If the proposed amendment is approved, the Board of Directors would be able to authorize the issuance of shares of Common Stock without the necessity, and related costs and delays, of either calling a special stockholders’ meeting or waiting for the next regularly scheduled meeting of the stockholders in order to increase the authorized number of shares of Common Stock.

Required Vote

The approval of the amendment to our Restated Certificate of Incorporation, as amended, to increase our authorized shares of Common Stock from 100,000,000 shares to 160,000,000 shares, requires the affirmative vote of the holders of stock representing a majority of shares of the Company’s Common Stock outstanding as of the Record Date.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the amendment of the Restated Certificate of Incorporation, as amended.

PROPOSAL NO. 2

ELECTION OF DIRECTORS

Nominees

Seven persons, all of whom are members of the present Board of Directors, are nominees for election at the Annual Meeting to hold office until the next Annual Meeting and until their respective successors are elected and qualified. Unless authority to vote for any director is withheld in a proxy, it is intended that each proxy will be voted for the seven nominees named below.

It is expected that all nominees will be able and willing to serve as directors. However, in the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a director if elected.

The following table sets forth information regarding the nominees for directors and such persons, if elected at the Annual Meeting, will serve as directors in the classes and for the terms specified below.

Name	Position	Age
Howard L. Evers	Executive Chairman	53
Raymond W. Cohen	President, Chief Executive Officer and Director	43
Peter Crosby	Director	49
Ray E. Newton III	Director	38
Robert Carpenter	Director	56
Brian Dovey	Director	60
Erich Sager	Director	43

Each nominee, if elected at the Annual Meeting, will serve as a director until the earlier of the 2003 Annual Meeting of the Company’s stockholders or until their successors are duly elected and qualified.

Required Vote

Approval of the nominees for election to the Board will require the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS.

The following information is submitted concerning the nominees named for election as directors based upon information received by the Company from such persons.

Howard L. Evers has served as Executive Chairman of the Company’s Board of Directors since April 2001 and a member of the Company’s Board of Directors since March 1998. Prior, Mr. Evers served as President, Chief Executive Officer and Chairman of the Board of Diagnostics On Call, a mobile x-ray and EKG services provider to the long-term care and home health care markets. From 1992 to 1995, he was the Chief Executive Officer and Chairman of the Board of PSI, a medical supply distribution company servicing the physician office market. From 1988 to 1992, Mr. Evers was the Chief Executive Officer and Chairman of the Board of Lake Industries, an environmental services company. From 1973 to 1988, Mr. Evers was President and Chief Executive Officer of Tru Green Corporation, a lawn, tree and shrub care and pest control company sold to Waste Management Inc. in 1987.

Raymond W. Cohen has served as the Company’s President, Chief Executive Officer, and as a member of the Board of Directors since January 1997. Prior to 1997, Mr. Cohen was President of Diagnostic Monitoring, a privately held manufacturer and international distributor of non-invasive cardiac monitoring devices which was acquired by Cardiac Science in 1997. From 1988 to 1990, Mr. Cohen was President of BioAnalogics, Inc., a publicly held development-stage medical company. From 1982 to 1988, Mr. Cohen was Vice President, Sales and Marketing for Brentwood Instruments, Inc., a publicly held cardiology products distribution company based in Torrance, California, where he was instrumental in the company being ranked in Inc. Magazine’s list of Fastest Growing Small Public Companies from 1986 through 1988. Mr. Cohen holds a B.S. in Business Management from the State University of New York at Binghamton.

Peter Crosby has been a member of the Company’s Board of Directors since November 1997. Mr. Crosby has over 20 years of experience in the medical device industry and is currently serving as the Chief Executive Officer of Ischemia Technology Inc., a position he has held since 1999. Mr. Crosby also serves as chairman of the board of Cardiocomm Solutions, a Canadian developer of ECG software products. From 1997 to 1999 Mr. Crosby consulted for various medical device companies. Mr. Crosby was CEO and a director of NeoVision Corporation, an ultrasound imaging system developer until NeoVision was sold to United States Surgical Corporation in September 1997. From 1981 to 1996, Mr. Crosby held numerous senior management positions for Nucleus Group, an Australian medical device company and a division of Pacific Dunlop, Ltd. During his tenure at Nucleus, he served as Vice President, R&D, and Vice President of Business Development for Telectronics Pacing Systems, a global developer of implantable medical devices such as defibrillators, pacemakers and cardiomyoplasty stimulators. Mr. Crosby is the author of many publications, holds numerous patents in the defibrillation technology field, and has a B.S. in Electrical Engineering and a M.E.S. from the University of Melbourne, Australia.

Ray E. Newton, III, is a managing director of Perseus, LLC, a merchant bank and private equity fund management company with offices in Washington D.C. and New York City. Prior to joining Perseus, Mr. Newton was a general partner at J.H. Whitney & Co., a private equity and subordinated debt investment firm. Mr. Newton joined Whitney as an associate in 1989 and in 1992 was named the youngest general partner in the firm’s 52-year history. While at Whitney, Mr. Newton was responsible for all aspects of the investment process, including identifying and developing opportunities, negotiating and closing transactions, developing strategic plans and liquidity paths for portfolio companies, and monitoring limited partner relationships. Prior to Whitney, Mr. Newton was in the Merchant Banking Department at Morgan Stanley & Co., Incorporated. Mr. Newton holds an M.B.A. from Stanford University’s Graduate School of Business and a B.A., magna cum laude, from Princeton University.

Robert J. Carpenter, has been a member of the Company’s Board of Directors since August 2000. Mr. Carpenter is currently President of Boston Medical Investors, Inc., a company that he founded in 1994 to make investments in early stage health care companies. From 1992 to 1993 Mr. Carpenter served as President and CEO of GelTex Pharmaceuticals a developer of advanced polymers to treat human diseases. From 1989 to 1991 Mr. Carpenter served as Executive Vice President of Genzyme Corporation a biopharmaceutical firm. From 1981 to 1989 Mr. Carpenter served as President and CEO of Integrated Genetics a developer of diagnostic and therapeutic products utilizing recombinant DNA technology. Integrated Genetics was merged with Genzyme Corporation in 1989. From 1975 to 1980 Mr. Carpenter served in several positions for Baxter Travenol Laboratories ultimately attaining the position of President, Fenwal Division. Mr. Carpenter received a BS degree from the United States Military Academy at West Point in 1967, an M.S. in Computer Science from Stanford University in 1969, and an M.B.A. from Harvard Business School in 1975. He also serves on the board of directors Genzyme and several private companies.

Brian H. Dovey, has been a member of the Company’s Board of Directors since August 2000. Mr. Dovey has been a General Partner of Domain Associates since 1988. Since joining Domain, he has served as Chairman of Athena Neurosciences, Creative BioMolecules, and Univax Biologics. He has also served on the Board of Directors of British Biotech, Connetics, Geron, Nabi, ReSound Corp., Trimeris, and Vivus, as well as several private companies. In 1983, Mr. Dovey joined Rorer Group, Inc. (now Aventis). As President of Rorer from 1986 to 1988, he was the primary architect of that Fortune 500 company’s strategic shift to pharmaceuticals that resulted in a doubling of annual sales to approximately $1 billion. Previously, Mr. Dovey was President of Survival Technology, Inc., a medical products company whose sales growth placed it in the top ten of the Inc. 100; he has also held management positions with Howmedica, Inc., Howmet Corporation, and New York Telephone. Mr. Dovey has served as both President and Chairman of the National Venture Capital Association and is on the Board of Trustees for the Coriell Institute and the University of Pennsylvania School of Nursing. He is currently listed in Marquis Who’s Who and is a former Board Member of the Health Industry Manufacturers Association and the Non- Prescription Drug Manufacturers Association. Mr. Dovey has a B.A. from Colgate University and M.B.A. from Harvard Business School.

Erich Sager has been a member of the Company’s Board of Directors since September 2001. Mr. Sager is a director of BioMarin Pharmaceutical, a Nasdaq listed biopharmaceutical company that trades under the ticker BMRN. He is also a manager at equity4life AG, a health care investment company. Prior to founding Belmont Ltd. and LaMont Asset Management S.A, both of which are overseas private investment management firms, from 1991 to 1996, Mr. Sager held several positions at Dresdner Bank (Switzerland), including Senior Vice President, Head of Private Banking from 1994 to 1996. From 1994 to 1996 he was in charge of private banking at Deutsche Bank (Schweiz) AG. From 1978 to 1988 he was at UBS AG in various functions including head of trading in London. Mr. Sager serves on the board of directors of a number of biotechnology companies. Mr. Sager has a Business Degree from the School of Economics and Business Administration in Zurich, Switzerland.

There is no family relationship between any of the directors or executive officers of the Company.

Board Meetings and Certain Committees

The Board of Directors held a total of seven meetings during the year ended December 31, 2001. While the Board of Directors has an Audit Committee and a Compensation Committee, there is no nominating committee or committee performing the functions of a nominating committee. No incumbent director attended fewer than seventy-five percent of the aggregate number of meetings (held while such director was a member) of the Board of Directors and of the committees, if any, upon which such director served in 2001.

The Compensation Committee recommends salaries, incentives and other forms of compensation for the Company’s directors, officers and other employees, administers the Company’s various incentive compensation and benefit plans (including stock plans) and recommends policies relating to such incentive compensation and benefit plans. The Compensation Committee, currently consists of directors Cohen, Evers and Dovey. The compensation committee held three meetings during the year ended December 31, 2001.

The Audit Committee held three meetings during the year ended December 31, 2001. The Audit Committee was comprised of Messrs. Paul Quadros (January 1, 2001 to December 31, 2001) (a former director of the Company), Robert Carpenter (May 15, 2001 to December 31, 2001), and Peter Crosby (January 1, 2001 to March 31, 2002), all of whom were “independent directors” as defined under Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.

Audit Committee Report

Our management is responsible for preparing the Company’s financial statements, and the independent accountants are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes on behalf of the Board of Directors. The Board of Directors has adopted a written charter for the audit committee.

The Audit Committee has reviewed and discussed the audited financial statements with management. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and has discussed with the independent accountants the accountants’ independence from the Company and its management. In concluding that the accountants are independent, the Audit Committee considered, among other factors, whether the nonaudit services provided by PricewaterhouseCoopers LLP were compatible with their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Audit Committee

Paul Quadros, Robert Carpenter

EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

Name	Age	Position and Offices with the Company
Howard L. Evers	53	Executive Chairman
Raymond W. Cohen	43	President, Chief Executive Officer and Director
Roderick de Greef	41	Executive Vice President, Chief Financial Officer and Secretary
Michael Gioffredi	51	Vice President of Sales and Marketing
Kenneth Olson	40	Chief Technology Officer
Dongping Lin, Ph.D.	44	Chief Software Architect and Intellectual Property Officer
Prabodh Mathur	42	Chief Product Development Officer
Guy Sohie, Ph.D.	45	Senior Vice President Operations

Officers are appointed by and hold office at the pleasure of the Board of Directors. Set forth below is a biographical description of each of the Company’s executive officers who is not also a director, based on information supplied by him.

Roderick de Greef has served as the Company’s Executive Vice President, Chief Financial Officer and Secretary since March 2001. From 1995 to 2001, Mr. de Greef has provided corporate finance advisory services to a number of early stage companies including Cardiac Science, where he was instrumental in securing the Company’s equity capital beginning in 1997, and advising on merger and acquisition activity. From 1989 to 1995, Mr. de Greef was Vice President and Chief Financial Officer of BioAnalogics, Inc. and International BioAnalogics, Inc., publicly held, development stage medical technology companies located in Portland, Oregon. From 1986 to 1989, Mr. de Greef was Controller and then Chief Financial Officer of Brentwood Instruments, Inc. From 1983 to 1986, Mr. de Greef held financial analysis positions with W.R. Grace and Co., and Santa Fe Minerals, Inc., in Dallas, Texas. Mr. de Greef has a B.A. in Economics and International Relations from California State University at San Francisco and an M.B.A. from the University of Oregon.

Michael Gioffredi has served as the Company’s Vice President, Sales and Marketing since September 1998. Mr. Gioffredi previously held the position of Vice President, sales and marketing for Britesmile, Inc., a public dental laser technology company located in Salt Lake City. Prior to 1997, Mr. Gioffredi was senior Vice President, marketing and Business Development for the EMPath Group, a private emergency medicine consulting firm and Vice President, marketing for Laserscope, Inc., a publicly traded medical laser company. From 1982 to 1993, Mr. Gioffredi held Marketing management and sales positions with the cardiology and cardiovascular divisions of C.R. Bard, Inc., a fortune 500 medical device company. Mr. Gioffredi has a BA in Business Administration and Marketing from California State University at Fullerton.

Kenneth F. Olson has served as the Company’s Chief Technical Officer since the Company’s merger with Survivalink in September 2001. Mr. Olson previously held the position of Vice President of Research and Development for Survivalink Corporation from August 1995 after holding the position of Director of Engineering from January 1993 to July 1995. From June 1992 to December 1992, Mr. Olson was Senior Design Engineer for Ancor Communications, a high-speed communications switching company. From June 1990 to June 1992, Mr. Olson was Senior Design Engineer for Network Systems Corporation, a computer network design company. Mr. Olson holds a Master of Business Administration degree and a Bachelor’s degree in Electrical Engineering, both from the University of Minnesota.

Dongping Lin, Ph.D., has served as the Company’s Chief Software Architect and Intellectual Property Officer since November 2000. Dr. Lin held the position of Chief Technical Officer from July, 1998 to

November 2000. Dr. Lin held the position of Director of Software Engineering from January 1997 until July 1998. Dr. Lin joined the Company as Software Development Manager in January 1993. From 1988 to 1993, Dr. Lin held senior software engineering positions at Del Mar Avionics located in Irvine, Calif. Dr. Lin received his B.S. in Electrical Engineering from Beijing Normal University in Beijing, China. Dr. Lin received an M.S.E. in Computer Engineering and Ph.D. in Electrical Engineering and Computer Science from the University of Michigan. Dr. Lin is recognized as an expert in the field of computer arrhythmia analysis and real-time ventricular tachyarrhythmia detection.

Prabodh Mathur has served as the Company’s Chief Product Development Officer since November 2000. Mr. Mathur held the position of Vice President of Research & Development from May 2000, and from the Company’s formation in 1991 through January 1997. Between 1997 and April 2000, Mr. Mathur was the Vice President of Engineering at Medstone International Inc., a manufacturer of shockwave lithotripters used in the treatment of kidney stones. Between 1986 and 1991, Mr. Mathur held various positions in the engineering department of Medstone, where he was initially responsible for software development, and finally, for all product development activities as head of the department. From 1983 to 1986, Mr. Mathur was a senior research engineer for Amada Laser Systems, Inc., a subsidiary of Amada, Japan, where he was responsible for integrating lasers and robots for material processing applications. Mr. Mathur earned an MS degree in Mechanical Engineering from the University of Missouri in 1983 and a BS degree in Mechanical Engineering from the Indian Institute of Technology in 1981.

Guy Sohie Ph.D., has served as the Company’s Senior Vice President of Operations since November 2000. From 1997 to 2000, Dr. Sohie was the founder and principal consultant of his own consulting firm, Global Insite, where he advised high growth technology companies worldwide in streamlining new product development and introduction. From 1994 to 1997, he was manager of the Image Detection department with GE Medical Systems Europe, where he was responsible for development and introduction of new imaging system products for GE’s medical X-Ray business. From 1989 through 1994, Dr. Sohie held several positions with GE’s Corporate R&D Center in Schenectady, New York, where he introduced new technology in products ranging from combat systems to medical ultrasound and communications systems. From 1988 to 1989 he served as engineer and project leader for Motorola’s Digital Signal Processor division, and from 1985 to 1988, he was assistant professor of Electrical and Computer Engineering at Arizona State University. Dr. Sohie holds a Ph.D. from the Pennsylvania State University and engineering degrees from the “Industriele Hogeschool” in Antwerp, Belgium, in Electrical Engineering.

BENEFICIAL OWNERSHIP OF CARDIAC SCIENCE’S SECURITIES

The following table sets forth certain information, as of June 21, 2002, regarding beneficial ownership of the Common Stock by:

•	each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

•	each Director of the Company;

•	each Named Executive Officer of the Company; and

•	all of the Company’s current executive officers and directors as a group.

Name of Beneficial Owner (Including address of 5% holders)	Number of Shares Beneficially Owned(1)		Percent of Class(1)

Domain Partners 1 Palmer Sq. Princeton, NJ 08542	6,930,467	(2)	10.3%

Perseus, LLC 888 Seventh Avenue, 29th Floor New York, NY 10106	13,000,000	(3)	16.2%

Equity4life AG Bahnhofstrasse 92 8023 Zurich	5,750,000	(9)	8.5%

Raymond W. Cohen	724,018	(4)	1.1%

Peter Crosby	50,625	(5)	*

Howard L. Evers	97,775	(6)	*

Kenneth F. Olson	205,275		*

Robert Carpenter	166,421	(7)	*

Brian Dovey	6,936,405	(8)	10.3%

Erich Sager	5,750,000	(9)	8.5%

Dongping Lin	280,036	(10)	*

Roderick de Greef	519,811	(11)	*

Michael Gioffredi	53,125	(12)	*

Prabodh Mathur	102,420	(13)	*

Guy Sohie	350		*

All executive officers and directors as a group (eleven persons)	14,886,261	(14)	21.8%

*	Less than 1%.
(1)
Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding for computing the number of shares beneficially owned and the percentage of outstanding shares of the class held by a person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Individuals having investment power over Domain Partners are:
(i)	James C. Blair, General Partner and Managing Member;
(ii)	Brian H. Dovey, General Partner and Managing Member;
(iii)	Jesse I. Treu, General Partner and Managing Member;
(iv)	Kathleen K. Schoemaker, General Partner and Managing Member;
(v)	Richard S. Schneider, General Partner; and
(vi)	Arthur J. Klausner, Managing Member.

(3)
Includes 13,000,000 shares issuable upon exercise of outstanding warrants owned by Perseus Acquisition/Recapitalization Fund, LLC, Perseus Market Opportunity Fund, LP and Cardiac Science Co-Investment, LP. Frank H. Pearl, an executive officer of Perseus, LLC, may be deemed a beneficial owner of the shares.

(4)	Includes 215,625 shares issuable upon exercise of outstanding vested options.
(5)	Includes 17,813 shares issuable upon exercise of outstanding vested options.
(6)	Includes 45,313 shares issuable upon exercise of outstanding vested options.
(7)	Includes 7,500 shares issuable upon exercise of outstanding vested options.
(8)
Includes 6,930,467 shares owned by Domain Partners and listed elsewhere in this table. Mr. Dovey is an affiliate of Domain Partners and may be deemed to beneficially own such shares. Mr. Dovey disclaims beneficial ownership of such shares. Also includes 7,500 shares issuable upon exercise of outstanding vested options.

(9)	Includes 5,750,000 shares owned by Equity4Life, a biotechnology fund for which Mr. Sager is an affiliate and may be deemed to beneficially own such shares.
(10)	Includes 304,226 shares issuable upon exercise of outstanding vested options.
(11)	Includes 82,050 shares issuable upon exercise of outstanding warrants and 190,000 shares issuable upon exercise of outstanding vested options.
(12)	Includes 62,500 shares issuable upon exercise of outstanding vested options.
(13)	Includes 33,670 shares issuable upon exercise of outstanding warrants and 84,375 shares issuable upon exercise of outstanding vested options.
(14)	Includes 33,670 shares issuable upon exercise of outstanding warrants and 934,852 shares issuable upon exercise of outstanding vested options.

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation paid by the Company to the Chief Executive Officer and to each of its other executive officers, other than the Chief Executive Officer, who received salary and bonus payments in excess of $100,000 during the year ended December 31, 2001 (collectively the “Named Executive Officers”).

Summary Compensation Table

						Long Term Compensation
		Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)		Restricted Stock Awards ($)	Securities Underlying Options/ SARs	LTIP Payouts ($)	All Other Compen- sation ($)
Raymond W. Cohen	2001	236,000	150,000	5,175	(4)	—	1,600,000	—	17,000	(1)
Chief Executive Officer	2000	190,000	70,000	—		—	150,000	—	12,000	(1)
and President	1999	189,626	40,000	—		—	100,000	—	9,750	(1)

Michael Gioffredi	2001	255,711	25,000	—		—	100,000	—	—
Vice President,	2000	179,628	20,000	—		—	—	—	10,634	(2)
Sales and Marketing	1999	108,110	—	—		—	50,000	—	2,885	(3)

Roderick de Greef	2001	205,000	—	—		—	600,000	—	—
Chief Financial Officer	2000	—	—	—		—	99,416	—	—
and Secretary	1999	—	—	—		—	—	—	—

Dongping Lin	2001	205,000	—	—		—	65,000	—	—
Chief Software	2000	175,000	—	—		—	204,505	—	—
Architect and	1999	125,013	—	—		—	105,724	—	—
Intellectual Property Officer

Guy Sohie	2001	203,500	18,500	—		—	160,000	—	33,908	(3)
Senior Vice President	2000	—	—	—		—	—	—	—
of Operations	1999	—	—	—		—	—	—	—
(1)	Annual automobile allowance.
(2)	Reimbursement for relocation expenses.
(3)	Consulting services.
(4)	Life insurance premium

OPTION GRANTS IN 2001

The following table provides information related to options granted to each of the Named Executive Officers during the year ended December 31, 2001:

	Individual Grants				Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
	No. of securities Underlying Options/ SARs #(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
					5%	10%
Raymond W. Cohen	1,600,000	23.97%	$2.06	9/21/11	$8,149,262	$14,700,158
Michael Gioffredi	100,000	1.50%	$2.06	9/21/11	$509,329	$918,760
Dongping Lin	65,000	0.97%	$2.06	9/21/11	$331,064	$597,194
Roderick de Greef	600,000	8.99%	$2.06	9/21/11	$3,055,973	$5,512,559
Guy Sohie	160,000	2.40%	$2.06	9/21/11	$814,926	$1,470,016

(1)	Represents shares of common stock underlying stock options. Such options are exercisable 25% per year commencing in September 2002.

Aggregated Option Exercises In 2001 and Year-End Option Values

The following table sets forth certain information as of December 31, 2001 regarding options held by the Named Executive Officers.

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Year-End Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Year-End ($)(1) Exercisable/Unexercisable
Raymond W. Cohen	—	—	173,958/1,726,042	$307,447/$3,951,553
Michael Gioffredi	—	—	71,875/ 128,125	$176,094/$ 307,906
Dongping Lin	—	—	248,771/ 250,708	$374,325/$ 213,613
Roderick de Greef	—	—	190,000/ 524,416	$228,646/$1,253,354
Guy Sohie	—	—	0/ 160,000	$ 0/$ 382,400

(1)
The closing bid price of the common stock on December 31, 2001 was $4.45. Value is calculated on the difference between the exercise price of in-the-money options and $4.45, multiplied by the number of shares of common stock underlying the option.

Employment Agreements

The Company is a party to at-will employment agreements with Raymond W. Cohen, Roderick de Greef, Michael Gioffredi, Kenneth Olson, Dongping Lin, Prabodh Mathur and Guy Sohie. Each agreement automatically renews annually unless the Company or the employee shall give the other written notice of termination. The agreements provide for a base salary, plus such bonuses and stock options based on incentive plans approved by the Board of Directors. Each agreement contains a non-competition covenant, and Mr. Cohen’s agreement provides that he shall receive a car allowance of $17,000 per annum. The agreements also provide that in the event of an involuntary termination or change of control:

•
each employee shall receive his base salary and health insurance benefits for twelve months (twenty-four months for Mr. Cohen) following the event as well as his pro rata portion of his target bonus; and

•	any unvested stock option or shares of restricted stock held on the date of event shall continue to vest over the twelve-month period (twenty-four months for Mr. Cohen).

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee of the Board of Directors are Brian Dovey, Howard Evers and Raymond Cohen. Compensation decisions regarding Mr. Cohen are made by the non-employee directors of the Compensation Committee. No interlocking relationship exists between any member of the Board of Directors or the Compensation Committee and any member of the board of directors or compensation committee of any other company.

Compensation of Directors

The non-employee members of the Board of Directors receive $1,000 per board meeting attended and $250 per telephonic board meeting. The directors also are reimbursed for expenses incurred in attending meetings of the Board of Directors and its committees. Non-employee directors also are eligible to receive options under the Company’s 1997 Stock Option/Stock Issuance Plan.

Compensation Committee Report on Executive Compensation

This report, prepared by the Compensation Committee, addresses the Company’s executive compensation policies and the basis on which 2001 executive officer compensation determinations were made. The Compensation Committee designs and approves all components of the executive pay.

During 2001, the Compensation Committee consisted of Messrs. Cohen, Quadros, Dovey and Evers. Mr. Cohen recused himself from any compensation discussions and or decisions with respect to his compensation.

Compensation Philosophy

The Company’s executive compensation policies are intended to attract, retain, motivate and reward executives who can lead the Company in achieving its long-term growth and earnings goals. The objective of the Compensation Committee is to implement a compensation program that will provide appropriate incentives while, at the same time, encourage executive officers to increase their equity ownership in the Company and thereby align their interests with those of the Company’s stockholders. The compensation program consists primarily of three components, namely (a) base salary, (b) bonus, and (c) stock options. Each of these factors are further described below. In addition, executive officers are eligible to participate, on a non-discriminatory basis, in various benefit programs provided to all full-time employees, including the Company’s stock purchase plan, 401(k) plan and group medical, disability and life insurance programs. The Compensation Committee believes that executive compensation packages should be viewed as a whole in order to properly assess their appropriateness.

In establishing total compensation packages for the Company’s executive officers, the Compensation Committee takes into account the compensation packages offered to executives of other medical device design and manufacturing companies of similar stature. The Compensation Committee uses this comparative data primarily as benchmarks to ensure that the Company’s executive compensation packages are competitive. The Compensation Committee seeks to maintain total compensation within the broad middle range of comparative pay. Individual amounts are based not only on comparative data, but also on such factors as length of service with the Company and the Compensation Committee’s judgment as to individual contributions. These factors are not assigned specific mathematical weights. The Compensation Committee generally meets at times that it deems are necessary and, from time to time, confers with outside advisors concerning acceptable industry practices.

Salary

Base salaries are reviewed annually. It is the Compensation Committee’s intention to pay competitive market salaries and provide a significant equity ownership opportunity to create incentives for the Company’s executive officers to maximize the Company’s growth and success while increasing stockholders’ value over the long term. Changes in base salary from year to year depend upon such factors as individual performance, cost of living changes and the economic and business conditions affecting the Company.

Bonus

Executive bonuses are determined in accordance with achievement of the Compensation Committee’s goals for the most recent fiscal year. The amounts are intended to reward management for achieving certain milestones set out at the beginning of the fiscal year. The cash bonus for the Chief Executive Officer is also influenced by his ability to execute strategic plans determined by the Board of Directors, including merger and acquisition programs and mutually established key initiatives.

Stock Options

As noted above, stock options are an important component of total executive compensation. Stock options are considered long-term incentives that link the long-term interests of management with those of the Company’s stockholders. Stock options that the Compensation Committee has granted to executive employees generally vest over a four year period from the date of grant at the rate of 25% per fiscal year, commencing at the end of the year in which they are granted. The Compensation Committee has absolute discretion to determine the recipients and the number of options to be awarded. Each award is at the Committee’s discretion and is not necessarily subject to any specific formula or criteria. The Compensation Committee generally awards options on an annual basis. The number of shares for which options were granted to executive officers in fiscal 2001 was determined by the Compensation Committee based upon several factors, including the executive’s position, his or her past and future expected performance, the comparative data described above, and the number of shares under options previously granted. These factors were evaluated in a qualitative manner and were not assigned predetermined weights.

2001 Salary & Bonuses

The Board of Directors determined that in order to retain key personnel and for Cardiac Science to remain a competitive employer, certain salaries should be raised during 2001. In determining the target total compensation levels, the board relied, in part, on a historical study by a major U.S. accounting firm detailing compensation for employees of firms in the medical device and diagnostics industry in 2000.

In ascertaining the extent to which bonuses were paid during 2001, the Board of Directors not only reviewed total compensation targets, which included salary, stock options and bonus incentives, but the Board of Directors also considered specific milestones that were set in place at the beginning of the year and whether those milestones were achieved through the course of the year. These milestones included:

•	raising capital to fund the Company’s business plan and other working capital requirements;

•	achievement of product development milestones;

•	achievement of sales and marketing milestones;

•	hiring and retaining certain key personnel; and

•	successful acquisition and integration of target companies.

During the year the following events occurred, which, in turn, influenced the Board’s decision to pay bonuses in the size and amounts set forth in the summary compensation table:

•	the completion of the acquisition of Survivalink, Inc. for $72 million and successful integration of Survivalink, Inc.;

•	the completion of the acquisition of Artema Medical, AB for $16.4 million and successful integration of Artema Medical, AB;

•	successful completion of private equity placements totaling $38 million;

•	increase of the Company’s patent portfolio to 62 patents;

•	FDA clearance and commercial release of the Powerheart AED;

•	FDA clearance of the Powerheart CRM;

•	hiring and retention of key personnel; and

•	net sales of $10,651,262 for the year ended December 31, 2001;

Compensation of Raymond W. Cohen, President and Chief Executive Officer

During 2001, the compensation of Mr. Cohen was determined by applying the same criteria discussed in this report used to determine salaries, bonuses and stock option grants for all executive officers.

Compensation Committee

Brian Dovey, Howard Evers, Raymond Cohen

Comparison of Cumulative Total Stockholder Return

The following chart provides an annual comparison, from December 31, 1996 to December 31, 2001 of the cumulative total shareholder return (assuming reinvestment of any dividends) among the Company, the Russell 2000 Index, the J.P. Morgan H&Q Healthcare (excluding biotechnology) Index (an industry index of 43 healthcare and medical technology companies) and a new self-constructed peer group of companies selected by the Company. The Russell 2000 Index covers a broad cross-section of public companies, many of which have relatively small market capitalizations. The Company is including the new self-constructed peer group because the Company has been informed that 2001 is the last year that the J.P. Morgan H&Q Healthcare (excluding biotechnology) Index will be available. The historical information set forth below is not necessarily indicative of future performance.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG CARDIAC SCIENCE
RUSSELL 2000 INDEX,
J.P. MORGAN H&Q HEALTHCARE (EXCLUDING BIOTECHNOLOGY) INDEX, AND
SELF-CONSTRUCTED PEER GROUP
ASSUMES $100 INVESTED ON DEC. 31, 1996
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2001

Measurement Period (Fiscal Year Covered)	CARDIAC SCIENCE	RUSSELL 2000 INDEX	HEALTHCARE EXC. BIOTECH	PEER GROUP
Measurement Pt-12/31/96	$100.00	$100.00	$100.00	$100.00
FYE 12/31/97	$62.50	$120.52	$119.17	$84.65
FYE 12/31/98	$100.00	$116.37	$144.80	$71.90
FYE 12/31/99	$237.50	$139.20	$126.57	$145.28
FYE 12/31/00	$212.50	$133.35	$197.91	$119.58
FYE 12/31/01	$222.50	$134.72	$195.23	$179.93

The Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT TO THE
1997 STOCK OPTION/STOCK ISSUANCE PLAN

The Company’s 1997 Stock Option/Stock Issuance Plan (the “Plan”) was adopted by the Board of Directors in December 1997 and approved by stockholders at the Company’s annual meeting in May 1997. The Plan currently allows 8,800,000 shares of Common Stock to be issued pursuant to the Plan. As of June 21 8,799,559 options have been granted to advisors and employees, including executive officers, and directors of the Company.

We believe that stock options and share ownership are important factors in attracting, retaining and motivating employees. Based on this philosophy, every employee of the Company, regardless of position, has been granted a certain number of stock options pursuant to the Plan. In light of the increase in the number of employees during the year ended December 31, 2001 from 99 to 153, and the Company’s current headcount of approximately 175 employees, to enable the Company to attract new employees and to retain existing employees in a competitive employment environment, the Board of Directors has approved an amendment to the Plan allowing 11,000,000 shares of Common Stock to be issued pursuant to the Plan.

In reaching its decision to approve this amendment to the Plan, the Board of Directors reviewed a report prepared by a major U.S. accounting firm, which provided information relating to compensation issues in the medical device and diagnostics industry. Our three year (1999 to 2001) average number of shares underlying our employee stock option plan was 11.9% of total shares outstanding, which compares favorably with the 1998 to 1999 average number of shares underlying stock option plans of 20.3% of total shares outstanding for the 21 respondents in the survey. As a result of our growth in employees, from 99 employees to 153 employees, our three year (1999 to 2001) average annual usage of equity was 8.9%, which compares to an average annual usage of equity of 3.8% in the survey.

The offer and sale of the options and underlying shares contemplated by this proposal will be registered pursuant to a registration statement on Form S-8 as soon as reasonably practicable after the plan has been amended pursuant to Proposal No. 3.

A summary of the Plan as proposed to be amended is set forth below. We urge you to carefully review the text of the Plan as proposed to be amended, a copy of which is attached to this Proxy Statement as Annex B.

Summary of Plan as Proposed to Be Amended

The Plan authorizes the granting of incentive stock options to the Company’s employees or employees of any of the Company’s subsidiaries, and non-statutory (non-qualified) stock options to the Company’s employees, directors and certain of the Company’s consultants and advisors. Currently there are approximately 175 persons who will be eligible to receive options under the Plan. The options to be granted under the Plan and designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code.

The Plan also authorizes direct issuance of stock to eligible participants in the Plan at a price per share of not less than 85% of the fair market value on the date of issuance, payable in cash, by check, or, if permitted under the terms of the grant, by promissory note. The consideration for such shares also may be past services rendered to the Company. Such stock issuances may vest immediately or in one or more installments as determined by the Board of Directors. The holder of such stock, however, shall have full stockholder rights with respect to said stock, whether or not vested.

The exercise price for options granted under the Plan is determined by the Board of Directors or a committee designated by the Board and consisting of two or more members. The exercise price for incentive stock options cannot be less than 100% of the fair market value of the Common Stock on the date it is granted, or 110% in the case of optionees who own more than 10% of the voting power of all classes of the Company’s stock. The exercise price for non-qualified options may be less than 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive options are first exercisable by any individual employee during any calendar year cannot exceed $100,000.

No option granted under the Plan may be exercised after the expiration of the option, which may not, in any case, exceed ten years from the date of grant (five years in the case of incentive options granted to persons who own more than 10% of the voting power of all classes of our stock). Options granted under the Plan are exercisable on such basis as is determined by the Board of Directors.

If the Company liquidates or dissolves, or if there is a merger or consolidation resulting in a transfer of more than 50% of the voting power of the Company’s securities, any unexercised options theretofore granted under the Plan shall, immediately prior to such transaction, become fully exercisable. If not exercised prior to such transaction, all options shall be deemed cancelled unless the surviving corporation in any such merger or consolidation elects to assume the options under the Plan. All shares of stock issued pursuant to the Plan shall also be immediately vested in the event of such a transaction. Options granted under the Plan may not be transferred by the participant other than by will or the laws of descent and distribution and may be exercised during the holder’s lifetime only by such holder.

If any of the Company’s employees or directors, prior to the exercise of their options, ceases to be an employee or director for any reason other than disability or misconduct, the options granted to such employees or directors automatically terminate 90 days from the date of termination. If any of the Company’s employees or directors ceases to be an employee or a director by reason of disability, he may exercise any option he holds at any time within twelve months from the date of termination, but only to the extent the holder had the right to exercise such option at the date of termination. If any of the Company’s employees or directors dies while holding an outstanding option, his option rights may be exercised by the person or persons to whom such rights under the option are transferred by will or the laws of descent and distribution within twelve months from the date of death.

The Plan provides that the Board of Directors, or a committee of the Board, shall administer the Plan, and shall have the authority to interpret the Plan and to prescribe, amend and rescind the rules and regulations relating thereto. Unless previously terminated in certain circumstances, the Plan will terminate in December 2007.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences of certain transactions under the Plan based on Federal income tax laws in effect on January 1, 2002. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Non-qualified Stock Options.    In general, (i) no income will be recognized by an optionee at the time a non-qualified option is granted; (ii) at the time of exercise of a non-qualified option, ordinary income will be recognized by the optionee in an amount equal to the difference between the price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as a capital gain (or loss).

Incentive Stock Options.    No income generally will be recognized by an optionee upon the grant or exercise of an incentive option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an incentive option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss.

If Common Stock acquired upon the exercise of an incentive option is disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as a capital gain (or loss).

The Code imposes an “alternative minimum tax” on an individual’s income to the extent the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same.

Share Issuances.    The recipient of shares of Common Stock under the Plan generally will be subject to tax at ordinary income rates on the fair market value of the shares (reduced by any amount paid by the participant for such shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such shares. If a Section 83(b) election has not been made, any dividends received with respect to shares issued under the Plan that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Market Price of Common Stock

On July 17, 2002, the last sale price of the Common Stock was $3.02.

Required Vote

The approval of the amendment to the Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 8,800,000 shares to 11,000,000 shares requires the affirmative vote of the holders of a majority of the shares of the Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE PLAN.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected the accounting firm of PricewaterhouseCoopers LLP to serve as the Company’s independent accountants and proposes the ratification of such decision.

PricewaterhouseCoopers LLP has audited the Company’s financial statements for the year ended December 31, 2001. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

During 2001, PricewaterhouseCoopers LLP acted as the independent accountants for the Company and its subsidiaries, and also rendered other services on their behalf, including tax-related services and other accounting and auditing services. The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the financial statements and reports for 2001 and for other services rendered during 2001 on behalf of the Company and its subsidiaries:

Audit Fees	$186,510
Financial Information Systems Design and Implementation Fees	$—
All Other Fees	$370,544

The Audit Committee has considered whether the provision of services covered by Financial Information Systems Design and Implementation Fees and All Other Fees is compatible with maintaining the independence of PricewaterhouseCoopers LLP and has determined that it is compatible.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002.

STOCKHOLDER PROPOSALS

Stockholder proposals for action at the Company’s 2003 Annual Meeting of Stockholders must be submitted in writing to the Company at its address set forth on the first page of this Proxy Statement and received by the Company no later than April 2, 2003 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and any persons holding more than ten percent of the Common Stock to file reports of their initial ownership of the Common Stock and any subsequent changes in that ownership with the Securities and Exchange Commission (“SEC”). Specific filing deadlines of these reports have been established, and we are required to disclose in this Proxy Statement any failure to meet such deadlines during the year ended December 31, 2001. Based solely on a review of such reports furnished to us, we believe all of these filing requirements have been satisfied.

The Board of Directors knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment. However, proxies voting against a proposal will not be used to vote for adjournment in order to continue soliciting proxies in favor that proposal.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports with the Securities and Exchange Commission. You may read and copy such reports, statements and other information that is in the Securities and Exchange Commission’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Securities and Exchange Commission at 1.800.SEC.0330 for further information about their public reference rooms. Our public filings are also available from commercial document retrieval services and via the Securities and Exchange Commission’s Internet website, at http://www.sec.gov.

As allowed by the Securities and Exchange Commission rules, we can “incorporate by reference” certain information into this document, which means we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be a part of this document, except for any information that contradicts information contained directly in this document, or in later filed documents incorporated by reference in this proxy statement.

This proxy statement incorporates by reference the following documents that we have previously filed with the Securities and Exchange Commission. These documents contain important information about us and our financial condition that is not included in this proxy statement.

Cardiac Science SEC Filings

1.	Our Annual Report on Form 10-K and on Form 10-K/A for the fiscal year ended December 31, 2001.

2.	Our Quarterly Report of Form 10-Q for the three months ended March 31, 2002.

3.	Our Current Reports on Form 8-K filed February 8, 2002, February 27, 2002, April 4, 2002, and June 6, 2002.

You may obtain documents incorporated by reference from the Securities and Exchange Commission’s website described above or, directly from us, without charge, by requesting them by e-mail, in writing or by telephone at:

Investor Relations
Cardiac Science, Inc.
16931 Millikan Avenue
Irvine, CA 92606
(949) 587-0357
www.cardiacscience.com

If you would like to request additional copies of this document or any of the documents incorporated by reference, please do so at least five business days before the date of the annual meeting in order to receive timely delivery of such documents.

You should rely only on the information contained or incorporated by reference in this document to vote your shares at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated July 22, 2002. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and you should not assume that the mailing of this document creates any implication to the contrary.

BY ORDER OF THE BOARD
OF DIRECTORS

Roderick de Greef, Secretary

ANNEX A

FORM OF CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
CARDIAC SCIENCE, INC.

CARDIAC SCIENCE, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Act”), DOES HEREBY CERTIFY THAT:

1.    In accordance with the provisions of Sections 141 and 242 of the Act, and the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), an amendment to the Certificate of Incorporation has been duly adopted by the Board of Directors by unanimous written consent and approved by the requisite votes of the stockholders of the Corporation entitled to vote thereon voting at a duly convened meeting. Said amendment amends the Certificate of Incorporation as follows:

2.    The first paragraph of Article 4 of the Certificate of Incorporation is hereby deleted in its entirety and the following paragraph shall be inserted in lieu thereof:

“FOURTH. The total number of shares of stock which the Corporation shall have the authority to issue is 160,000,000 of Common Stock, each having a par value of $.001, and 1,000,000 shares of Preferred Stock, each having a par value of $.001.”

* * * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized Secretary, this          day of         , 2002.

CARDIAC SCIENCE, INC.

Roderick de Greef, Secretary

A-1

ANNEX B

1997 STOCK OPTION/STOCK ISSUANCE PLAN AS PROPOSED TO BE AMENDED

ARTICLE ONE

GENERAL PROVISIONS

I.    PURPOSE OF THE PLAN

This 1997 Stock Option/Stock Issuance Plan is intended to promote the interests of Cardiac Science Inc, a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.    STRUCTURE OF THE PLAN

A.    The Plan shall be divided into two (2) separate equity programs:

(i)    the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

(ii)    the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

B.    The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III.    ADMINISTRATION OF THE PLAN

A.    The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

B.    The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option thereunder.

IV.    ELIGIBILITY

A.    The persons eligible to participate in the Plan are as follows:

(i)    Employees,

(ii)    non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary, and

(iii)    consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.    The Plan Administrator shall have full authority to determine, (i) with respect to the grants under the Option Grant Program, which eligible persons are to receive the option grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

C.    The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

V.    STOCK SUBJECT TO THE PLAN

A.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed eleven million (11,000,000) shares.

B.    Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are canceled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise price or direct issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

C.    Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation’s preferred stock into shares of Common Stock.

ARTICLE TWO

OPTION GRANT PROGRAM

I.    OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.    Exercise Price.

1.    The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

(i)    The exercise price per share shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

(ii)    If the person to whom the option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date.

Currently, there are approximately 175 persons who are eligible to participate in the Plan.

2.    The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

(i)    in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(ii)    to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.    Exercise and Term of Options.    Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.    Effect of Termination of Service.

1.    The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i)    Should the Optionee cease to remain in Service for any reason other than Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

(ii)    Should Optionee’s Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

(iii)    If the Optionee dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance shall have a twelve (12)-month period following the date of the Optionee’s death to exercise such option.

(iv)    Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

(v)    During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable or in which the Optionee is not otherwise at that time vested.

(vi)    Should Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to remain outstanding.

2.    The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)    extend the period of time for which the option is to remain exercisable following Optionee’s cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii)    permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

D.    Stockholder Rights.    The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.    Unvested Shares.    The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-employee Board members or independent consultants.

F.    Limited Transferability of Options.    During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death.

G.    Withholding.    The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

II.    INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.

A.    Eligibility.    Incentive Options may only be granted to Employees.

B.    Exercise Price.    The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C.    Dollar Limitation.    The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

D.    10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the option term shall not exceed five (5) years measured from the option grant date.

III.    CORPORATE TRANSACTION

A.    The shares subject to each option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

B.    All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction.

C.    Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D.    Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

E.    The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration (in whole or in part) of one or more outstanding options (and the immediate termination of the Corporation’s repurchase rights with respect to the shares.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.    STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

A.    Purchase Price.

1.    The purchase price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issue date.

However, the purchase price per share of Common Stock issued to a 10% Stockholder shall not be less than one hundred and ten percent (110%) of such Fair Market Value.

2.    Subject to the provisions of Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)    cash or check made payable to the Corporation, or

(ii)    past services rendered to the Corporation (or any Parent or Subsidiary).

B.    Vesting Provisions.

1.    Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. However, the Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the Corporation, non-employee Board members or independent consultants.

2.    Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3.    The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4.    Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

5.    The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.    CORPORATE TRANSACTION

Upon the occurrence of a Corporate Transaction, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full.

III.    SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

MISCELLANEOUS

I.    FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.    EFFECTIVE DATE AND TERM OF PLAN

A.    The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

B.    The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. All options and unvested stock issuances outstanding at that time under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.

III.    AMENDMENT OF THE PLAN

A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the 0ptionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

B.    Options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess shares are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically canceled and cease to be outstanding.

IV.    USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V.    WITHHOLDING

The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options or upon the vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

VI.    REGULATORY APPROVALS

The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

VII.    NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VIII.    FINANCIAL REPORTS

The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.

APPENDIX

The following definitions shall be in effect under the Plan:

A.    Board shall mean the Corporation’s Board of Directors.

B.    Code shall mean the Internal Revenue Code of 1986, as amended.

C.    Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

D.    Common Stock shall mean the Corporation’s common stock.

E.    Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(a)    a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(b)    the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

F.    Corporation shall mean Cardiac Science Inc, a Delaware corporation.

G.    Disability shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

H.     Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.    Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

J.    Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(a)    If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(b)    If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(c)    If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

K.    Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

L.    Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(a)    such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(b)    such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

M.    Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

N.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

O.    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

P.    Option Grant Program shall mean the option grant program in effect under the Plan.

Q.    Optionee shall mean any person to whom an option is granted under the Plan.

R.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

S.    Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

T.    Plan shall mean the Corporation’s 1997 Stock Option/Stock Issuance Plan, as set forth in this document.

U.    Plan Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

V.    Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

W.    Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

X.    Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

Y.    Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

Z.    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

AA.    10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

PROXY
CARDIAC SCIENCE, INC.
16931 Millikan Avenue
Irvine, CA 92606

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, acknowledging receipt of the proxy statement of Cardiac Science, Inc. (the “Company”), dated July 22, 2002, hereby constitutes and appoints Raymond W. Cohen and Roderick de Greef, and each or any of them, attorney, agent, and proxy of the undersigned, with full power of substitution to each of them, for and in the name, place, and stead of the undersigned, to appear and vote all the shares of stock of the Company, standing in the name of the undersigned on the books of the Company on September 9, 2002, at the Annual Meeting of Stockholders of the Company, to be held at the Hyatt Regency Irvine, located at 17900 Jamboree Road, Irvine, California 92614, at 10:00 a.m., local time, and all adjournments thereof.

When properly executed, this proxy will be voted as designated by the undersigned.

If no choice is specified, this proxy will be voted (i) FOR the proposal to amend the Company’s Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock from 100,000,000 shares to 160,000,000 shares, (ii) FOR the election of the nominees for directors herein, (iii) FOR the proposed approval of the amendment to the Company’s Amended 1997 Stock Option/Issuance Plan to increase the number of shares available for issuance thereunder from 8,800,000 shares to 11,000,000 shares, and (iv) FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2002.

1.	PROPOSAL TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED.

☐ FOR             ☐ AGAINST             ☐ ABSTAIN

2.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as written in on the line below)

Howard L. Evers, Raymond W. Cohen, Peter Crosby, Ray E. Newton III, Robert Carpenter, Brian Dovey, Erich Sager

☐	WITHHOLD AUTHORITY for all nominees listed above.

(Instruction:  To withhold authority to vote for any individual nominee, please write in name on line below)

3.	PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY’S 1997 STOCK OPTION/ISSUANCE PLAN

☐ FOR             ☐ AGAINST             ☐ ABSTAIN

4.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS

☐ FOR             ☐ AGAINST             ☐ ABSTAIN

                                             Date

                                             Print Name

                                             Signature

                                             Signature, if held jointly

When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE